Exhibit 10.3

Power of Attorney

(Translation Copy)

I, the undersigned, __________, (ID number _________), being a shareholder holding ______% equity interest of Shenzhen Chuangxiang Network Technology Limited ( the “Company”), hereby irrevocably authorizes Chuangxiang Network Technology (Shenzhen) Limited (the “Agent”) to exercise the following powers and rights of my ____% equity interest of the Company during the effective period of this Power of Attorney:

I, the undersigned, exclusively authorize the Agent as the attorney-in-fact, to exercise on my behalf the all shareholder’s rights in respect of the ____% equity interest of the Company in accordance of the Company’s charters and relevant laws and regulations, including but not limited to: (i) the right to call for a shareholders’ meeting; (2) receive notice of a shareholder meeting and the agenda of such meeting; (3) to attend a shareholder’s meeting and exercise the voting right or to execute relative shareholder resolution(s) (including propose and appoint directors, chief executive officer, chief financial officer, a and other executive officers, decide distribution of dividends, etc.); (4) rights to sell, transfer, pledge or otherwise dispose of all or part of the ____% equity interest of the Company on my behalf.

The Agent is authorized to appoint a third party to execute the powers and rights contemplated in this Power of Attorney provided that such appointment has been authorized by the Agent’s Board of Directors or its Executive Directors.

This Power of Attorney is continuously valid during the term of ten years of the execution unless the Business Operation Management Agreement among the Company, the Agent and I is terminated earlier for any reason. Upon expiration, if the Agent requests an extension of the term of this Power of Attorney, I shall extend in accordance with such request.

Authorizing Party

/s/
April 20, 2017